Exhibit 23.1


ANDERSEN ANDERSEN & STRONG, L.C.              941 East 3300 South,Suite202
Certified Public Accountants                  Salt Lake City, Utah 84106
and Business Consultants                      Telephone 801 486-0096
Member SEC Practice Section of the AICPA      Fax 801 486-0098


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 20, 2001, accompanying the audited financial statements of ZuricKirch Corp. for the period ended December 31, 2000 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.



                                    /s/ R Andersen
February 22, 2001                   Andersen Andersen and Strong